UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 22, 2008
TRIDENT MICROSYSTEMS, INC.
(Exact name of registrant as specified in its charter)
0-20784
(Commission File Number)

Delaware (State or other jurisdiction of incorporation)	77-0156584 (I.R.S. Employer Identification No.)
3408 Garrett Drive
Santa Clara, California 95054-2803
(Address of principal executive offices, with zip code)
(408) 764-8808
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     (b)
     On April 24, 2008, Trident Microsystems, Inc. (“Trident” or the “Company”), announced that Mr. Millard Phelps resigned from the Board of Directors (the “Board”), effective as of April 22, 2008. The Company previously disclosed, in its proxy statement for its annual meeting of shareholders held on November 20, 2007, that Mr. Phelps intended to retire from the Board at some point during the first half of calendar year 2008.
     (d)
     The Company also announced that, effective as of April 22, 2008, immediately following the resignation of Mr. Phelps disclosed above, the Board of Directors has appointed Dr. J. Carl Hsu to fill the vacancy created by the resignation of Mr. Phelps and serve as an independent member of its Board. Dr. Hsu will be a Class II director with a term expiring at the Annual Meeting of Stockholder to be held in 2009. Dr. Hsu will also serve as a member of the Compensation Committee and Strategy Committee.
     Dr. Hsu, 66, has served since October 2001 as Professor, School of Electrical Engineering and Computer Science, at Peking University. From 1972 until his retirement in December 2003, he served in a variety of senior positions at Bell Laboratories (including AT&T and Lucent), most recently as President and CEO, Bell Laboratories Asia Pacific and China, headquartered in Beijing. His positions during this period also included service as President and CEO of Lucent`s Communications Software Group and as Executive Vice President, Advanced Technologies of Bell Laboratories. He is currently a member of the Board of Directors of Taiwan Mobile Co., Ltd. and Rogers Corporation. Dr. Hsu holds a B.S. degree in Electrical Engineering from the National Taiwan University and M.S. and Ph.D. degrees in Computer Science from the University of California at Los Angeles.
     As a member of the Board, Dr. Hsu will receive $35,000 per year as an annual retainer, as well as annual retainers of $6,000 for his service on the Compensation Committee and $6,000 for his service on the Strategy Committee. He will also receive reimbursement of certain expenses in connection with attendance at Board meetings and Committee meetings.
     The Board has granted to Dr. Hsu an option to purchase 25,000 shares of common stock at a price of $4.76 per share, the closing sale price of the Company’s common stock reported on the Nasdaq Global Select Market on April 22, 2008, the date of grant. This option was granted under the Company’s 2006 Equity Incentive Plan, has a term of ten years and becomes exercisable in three annual installments, subject to Dr. Hsu’s continued Board service.
     A copy of the press release announcing this appointment is attached hereto as Exhibit 99.1.
     In addition, at its meeting on April 22, 2008, the Board appointed Mr. David C. Courtney to serve as a member and the chairman of the Nominating and Corporate Governance Committee, effective upon Mr. Phelps’ resignation.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit
No.	Description
Exhibit 99.1	Press release dated April 24, 2008, announcing the appointment of Dr. J. Carl Hsu as a member of the Board of Directors.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 24, 2008

TRIDENT MICROSYSTEMS, INC.
/s/ David L. Teichmann
David L. Teichmann
General Counsel & Corporate Secretary

Exhibit Index

Exhibit
No.	Description
Exhibit 99.1	Press release dated April 24, 2008, announcing the appointment of Dr. J. Carl Hsu as a member of the Board of Directors.

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